
<ARTICLE> 7
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheets and the consolidated statements of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          OCT-31-1996
<PERIOD-START>                             NOV-01-1995
<PERIOD-END>                               JUL-31-1996
<DEBT-HELD-FOR-SALE>                           1316962<F1>
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                                           0
<MORTGAGE>                                           0
<REAL-ESTATE>                                        0
<TOTAL-INVEST>                                 1327812
<CASH>                                          133387
<RECOVER-REINSURE>                                   0
<DEFERRED-ACQUISITION>                           52380
<TOTAL-ASSETS>                                 1998970
<POLICY-LOSSES>                                 403922<F2>
<UNEARNED-PREMIUMS>                             377456<F3>
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                                0
<NOTES-PAYABLE>                                      0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        630158<F4>
<OTHER-SE>                                      420324<F5>
<TOTAL-LIABILITY-AND-EQUITY>                   1998970
<PREMIUMS>                                      318481
<INVESTMENT-INCOME>                              60009
<INVESTMENT-GAINS>                              (1200)
<OTHER-INCOME>                                   12190
<BENEFITS>                                      155076
<UNDERWRITING-AMORTIZATION>                      51729
<UNDERWRITING-OTHER>                             24845
<INCOME-PRETAX>                                 157830
<INCOME-TAX>                                      2295
<INCOME-CONTINUING>                             155004
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    155004
<EPS-PRIMARY>                                     4.21
<EPS-DILUTED>                                        0
<RESERVE-OPEN>                                       0
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                                      0
<CUMULATIVE-DEFICIENCY>                              0

<F1>Debt-Held-For-Sale represents fixed maturity investments available for sale.
These are carried at market value.
<F2>Policy-Losses exclude the reduction for outstanding losses recoverable from reinsurers ($11426) which is included in total assets.
<F3>Unearned-Premiums exclude the reduction for prepaid reinsurance premium
($14,494) which is included in total assets.
<F4>Common includes ordinary shares of $6,859 and additional paid in capital of
$623,299.
<F5>Other-SE includes retained earnings, net unrealized appreciation on investments, foreign currency translation adjustments and deferred compensation.

